Exhibit 10.3

ADVERTISING SERVICE AGREEMENT

THIS ADVERTISING SERVICE AGREEMENT is made on the 1st day of October, 2009 BETWEEN:

1.	Goldenway Investments (HK) Limited (the “Management Company”) of Suite 1222, 12/F., Ocean Centre, Harbour City, Tsimshatsui, Kowloon, Hong Kong; and

2.	Goldenway Precious Metals Limited (the “Client Company”) of Room 1209, Tower One, China Hong Kong City, Canton Road, Tsimshatsui, Kowloon, Hong Kong;

WHEREAS

The Management Company shall provide the Client Company with marketing strategies and advertising services.

The Management Company shall charge a monthly fee of HK$450,000 (the “Service Fee”) to the Client Company.

The Service Fee shall be payable on the last day of the service period or on demand after provision of services by the Management Company.

Either the Management Company or the Client Company has an option to terminate this management agreement by serving one month prior notice in writing to the other party.

For and on behalf of	For and on behalf of
Goldenway Investments (HK) Limited	Goldenway Precious Metals Limited

/s/ Peter Chan Kan Sun	/s/ Hao Tang
Peter Chan Kan Sun	Hao Tang
Director	Chief Executive Officer